UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 17, 2015

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CITRIX SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05   Costs Associated with Exit or Disposal Activities.

On November 17, 2015, Citrix Systems, Inc. (the “Company”) announced the implementation of a restructuring program that will focus on simplification of the Company’s enterprise go-to-market motion and roles while improving coverage, reflect changes in the Company’s product focus, and balance resources with demand across the Company’s marketing, general and administration areas  (the “Restructuring Program”). The Restructuring Program will affect about 1,000 full-time and contractor positions.

The Company currently expects to record in the aggregate approximately $65 million to $85 million in pre-tax restructuring charges associated with the Restructuring Program. All of these charges are related to employee severance arrangements and substantially all of these charges will result in cash expenditures. The Company currently anticipates completing the activities related to the Restructuring Program during the fourth quarter of fiscal year 2015 and during fiscal year 2016.

Item 7.01   Regulation FD Disclosure.

The information under this Item 7.01, including the Exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

On November 17, 2015, the Company issued a press release announcing its plan to spinoff the Company’s GoTo family of products into a separate, publicly traded company.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

In addition, on November 17, 2015, the Company issued a press release regarding the results of its previously announced operations review.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 8.01   Other Events.

On November 17, 2015, the Company announced a plan to spinoff the Company’s GoTo family of products into a separate, publicly traded company.  The company established as a result of the spinoff will be made up of the following products and services:  GoToAssist, GoToAssist Corporate, GoToMeeting, GoToMyPC, GoToTraining, GoToWebinar Grasshopper and OpenVoice. The proposed separation, which is intended to be a tax-free spinoff to the Company’s stockholders, is expected to be completed in the second half of 2016. Upon completion of the separation, Chris Hylen, who currently serves as the Company’s Senior Vice President and General Manager of the Citrix Mobility Apps Business Unit, will serve as Chief Executive Officer of the new company.  The spinoff is subject to customary closing conditions and final approval by the Board of Directors of the Company.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1*	Press release dated November 17, 2015 of Citrix Systems, Inc.

99.2*	Press release dated November 17, 2015 of Citrix Systems, Inc.

*   Furnished herewith.

This report contains forward looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this report, which are not strictly historical statements, including, without limitation, statements regarding the completion and timing of the proposed spinoff, the future performance of core Citrix and the GoTo businesses on a standalone basis if the spinoff is completed, the expected strategic, operational and competitive benefits of the proposed spinoff, and the effect of the separation on Citrix, its shareholders, customers, partners and employees, and the estimated  cost and timing associated with the restructuring program, constitute forward-looking statements. The forward looking statements in this report are not guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the failure to satisfy any conditions or otherwise complete the proposed spinoff, timing of the proposed spinoff, disruptions to execution due to the proposed spinoff and the restructuring program, risks in effectively controlling operating expenses, including failure to achieve anticipated cost savings from the restructuring program and other cost savings initiatives, and the results of Citrix’s operational and strategic review, the uncertainty as to whether the anticipated benefits from the proposed spinoff will be realized if completed, costs and expenses associated with the proposed spinoff, changes and transitions in management personnel, the Board’s ongoing CEO search, the recruitment and retention of qualified employees, the impact of the global economy and uncertainty in the IT spending environment, revenue growth and recognition of revenue, products and services, their development and distribution, product demand and pipeline, economic and competitive factors, the Company’s key strategic relationships, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward looking information contained in this report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: November 17, 2015	By:	/s/ David J. Henshall
	Name:	David J. Henshall
	Title:	Executive Vice President, Chief Operating Officer
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1*	Press release dated November 17, 2015 of Citrix Systems, Inc.

99.2*	Press release dated November 17, 2015 of Citrix Systems, Inc.

*   Furnished herewith.